As filed with the Securities and Exchange Commission on June 9, 2015

Registration No. 333-202634

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

8point3 Energy Partners LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	47-3298142
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

77 Rio Robles

San Jose, California 95134

(408) 240-5500

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Charles D. Boynton

77 Rio Robles

San Jose, California 95134

(408) 240-5500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Joshua Davidson Gerald M. Spedale Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	Andrea L. Nicolas Lance T. Brasher Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	T. Mark Kelly E. Ramey Layne Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purposes of filing Exhibits 1.1, 10.1, 10.3 and 10.6 herewith. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement (not included herein).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Number	Description

1.1	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of 8point3 Energy Partners LP

3.2**	Form of Amended and Restated Agreement of Limited Partnership of 8point3 Energy Partners LP (included as Appendix A in the prospectus included in this Registration Statement)

3.3**	Certificate of Formation of 8point3 Operating Company, LLC

3.4**	Form of Amended and Restated Limited Liability Company Agreement of 8point3 Operating Company, LLC (included as Appendix B in the prospectus included in this Registration Statement)

3.5**	Certificate of Formation of 8point3 General Partner, LLC

3.6**	Form of Amended and Restated Limited Liability Company Agreement of 8point3 General Partner, LLC

5.1*	Opinion of Baker Botts L.L.P. with respect to the legality of the securities registered

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the securities registered

10.1	Form of Contribution Agreement

10.2	[Reserved]

10.3	Form of Omnibus Agreement

10.4**	Form of First Solar ROFO Agreement

10.5**	Form of SunPower ROFO Agreement

10.6

Credit and Guaranty Agreement dated as of June 5, 2015 among 8point3 Operating Company, LLC, 8point3 Energy Partners LP, certain subsidiaries of 8point3 Operating Company, LLC, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent

10.7**	Form of 8point3 General Partner, LLC Long-Term Incentive Plan

10.8**	Form of First Solar Management Services Agreement

10.9**	Form of SunPower Management Services Agreement

10.10**	Form of Exchange Agreement

10.11**	Form of Registration Rights Agreement

10.12**	Form of Equity Purchase Agreement

21**	Subsidiaries of the Registrant

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of PricewaterhouseCoopers LLP with respect to the audited financial information of First Solar’s interest in the combined entities

Number	Description

23.3**	Consent of Frazier & Deeter, LLC

23.4**	Consent of PricewaterhouseCoopers LLP with respect to the audited financial information of 8point3 Energy Partners LP

23.5*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.6*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

23.7**	Consent of Director Nominee (Thomas C. O’Connor)

23.8**	Consent of Director Nominee (Norman J. Szydlowski)

23.9**	Consent of Director Nominee (Michael W. Yackira)

23.10**	Consent of Director Nominee (Ty P. Daul)

24**	Powers of Attorney (included in signature page)

*	To be filed by amendment.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 9th of June, 2015.

8point3 Energy Partners LP

By:	8point3 General Partner, LLC,
its general partner

By:	/s/ Charles D. Boynton
Charles D. Boynton
Chairman of the Board, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date
/s/ Charles D. Boynton	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2015
Charles D. Boynton

*	Chief Financial Officer and Director (Principal Financial Officer)	June 9, 2015
Mark R. Widmar

*	Chief Accounting Officer (Principal Accounting Officer)	June 9, 2015
Mandy Yang

*	Director	June 9, 2015
Joseph G. Kishkill

*	Charles D. Boynton hereby signs this Amendment No. 4 to the Registration Statement on behalf of the indicated person for whom he is attorney-in-fact on June 9, 2015, pursuant to powers of attorney previously included with the Registration Statement on Form S-1 of 8point3 Energy Partners LP filed on March 10, 2015 and June 4, 2015 with the Securities and Exchange Commission.

By:	/s/ Charles D. Boynton
Charles D. Boynton
Attorney-in-fact

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of 8point3 Energy Partners LP

3.2**	Form of Amended and Restated Agreement of Limited Partnership of 8point3 Energy Partners LP (included as Appendix A in the prospectus included in this Registration Statement)

3.3**	Certificate of Formation of 8point3 Operating Company, LLC

3.4**	Form of Amended and Restated Limited Liability Company Agreement of 8point3 Operating Company, LLC (included as Appendix B in the prospectus included in this Registration Statement)

3.5**	Certificate of Formation of 8point3 General Partner, LLC

3.6**	Form of Amended and Restated Limited Liability Company Agreement of 8point3 General Partner, LLC

5.1*	Opinion of Baker Botts L.L.P. with respect to the legality of the securities registered

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the securities registered

10.1	Form of Contribution Agreement

10.2	[Reserved]

10.3	Form of Omnibus Agreement

10.4**	Form of First Solar ROFO Agreement

10.5**	Form of SunPower ROFO Agreement

10.6	Credit and Guaranty Agreement dated as of June 5, 2015 among 8point3 Operating Company, LLC, 8point3 Energy Partners LP, certain subsidiaries of 8point3 Operating Company, LLC, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent

10.7**	Form of 8point3 General Partner, LLC Long-Term Incentive Plan

10.8**	Form of First Solar Management Services Agreement

10.9**	Form of SunPower Management Services Agreement

10.10**	Form of Exchange Agreement

10.11**	Form of Registration Rights Agreement

10.12**	Form of Equity Purchase Agreement

21**	Subsidiaries of the Registrant

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of PricewaterhouseCoopers LLP with respect to the audited financial information of First Solar’s interest in the combined entities

23.3**	Consent of Frazier & Deeter, LLC

23.4**	Consent of PricewaterhouseCoopers LLP with respect to the audited financial information of 8point3 Energy Partners LP

Number	Description

23.5*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.6*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

23.7**	Consent of Director Nominee (Thomas C. O’Connor)

23.8**	Consent of Director Nominee (Norman J. Szydlowski)

23.9**	Consent of Director Nominee (Michael W. Yackira)

23.10**	Consent of Director Nominee (Ty P. Daul)

24**	Powers of Attorney (included in signature page)

*	To be filed by amendment.
**	Previously filed.